UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

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(Amendment No.      )

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Wegener Corporation

(Name of Registrant as Specified In Its Charter)

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[Wegener Corporation Letterhead]

January 13, 2006

Dear Valued Stockholder:

We are writing to focus your attention on the upcoming annual meeting of Wegener Corporation, scheduled for January 31, 2006, at which your vote will determine the future of this Company.

Henry Partners, a dissident stockholder, is attempting to replace Robert Placek and Wendell Bailey – two highly qualified and seasoned industry leaders, with two individuals who have no first-hand knowledge of the Company’s strategy and operations, minimal public company experience, and little understanding of why we made the informed and critical investment decisions we have made for increasing long-term shareholder value.

In our opinion, Henry Partners is an opportunist hedge fund looking to gain Board representation in order to squeeze short-term profits that we believe will undermine and hinder the future potential and growth plans of Wegener.

Recent fundamental shifts in core video compression and satellite technology, coupled with new government regulations driving the television industry toward full-digital deployment by 2009, heighten the significance of having industry professionals with the demonstrated capability to guide our technical competitive edge. We invite you to critically compare the credentials of our highly experienced nominees to those of Mr. Wright, a hedge fund manager with no industry-relevant experience or operational expertise, and Jeffrey Haas, an academic with no public company experience.

HIGHLY QUALIFIED NOMINEES PROPOSED BY YOUR BOARD

ROBERT A. PLACEK. Mr. Placek is the Co-founder of Wegener and as Chairman, President and CEO he continues to be deeply involved in the management of the business.

As Wegener’s largest shareholder, owning approximately 15.7% of the outstanding shares, Mr. Placek has a vested interest in improving the long-term future value of Wegener. Mr. Placek is a well-recognized industry veteran with a career spanning more than 40 years.

Over his career, Mr. Placek has successfully predicted, managed and implemented industry changing technologies several times. Previous to founding Wegener he was an early visionary in the satellite arena and pioneered Scientific Atlanta’s satellite communications product line which propelled them into a market leader in the cable television adoption of satellite distribution.

WENDELL H. BAILEY. Mr. Bailey has served as a Director of the Company since 2003. Mr. Bailey is a well-respected industry expert on technology standards, acceptance and deployment. He has served as Vice Chairman of Planning for the FCC Advisory Committee on HDTV as well as a foremost member of its steering committee. Mr. Bailey is a substantial influence shaping the industry landscape relating to the products we manufacture and is of critical importance to Wegener in guiding our investment decisions in new technologies.

Mr. Bailey is currently the President of Strategic Technology International (STI), a multinational consulting organization where he consults to businesses on future technology trends and telecommunication strategies for television equipment manufacturers, satellite providers and VoIP equipment suppliers.

Prior to forming STI Mr. Bailey was Chief Technologist for broadband technology at NBC Television Network (1998-2003) and Vice President for Science and Technology at the National Cable Television Association (for 17 years prior to NBC). Mr. Bailey has served on the Boards of the Corning Telecommunications Group and the Society of Cable Television Engineers (SCTE) and has made numerous television appearances as a guest and recognized industry expert on the future direction of technology.

In an environment of fast-paced technological change, the ability to sustain a 26-year reputation for innovation is a true testament to strong leadership and vision. Our ability to generate future shareholder value can be directly linked to individuals like Mr. Placek and Mr. Bailey who contribute important industry insight for our investment decisions. A few years ago we made a critical decision to invest heavily in new technology platforms such as the iPump, HDTV, IPTV and MPEG-4/H.264 advanced video coding. And although the market acceptance rate has been slower than initially anticipated, our strategic investments are beginning to pay off. In fact, a large portion of our recent $9 million in new customer orders in the first quarter of fiscal 2006 is directly attributed to these recent investments.

In our opinion, Henry Partners’ nominees lack the qualifications necessary to improve long-term value at Wegener. In fact, we believe HENRY PARTNERS IS INTENT ON SELLING YOUR COMPANY.

IT’S THE WRONG MOVE AT THE WRONG TIME!

We believe Henry Partners is stereotypical of a new breed of corporate raiders whose basic motivation is to force the sale of businesses to generate quick, opportunistic returns at the expense of long-term investors. They have a track record of using aggressive tactics such as launching costly proxy contests to obtain membership on the Board of Directors, and then leveraging this position to press for the sale of the business. In fact, at each public company where Henry Partners has obtained Board representation, as a result of a proxy contest or otherwise, the company has been put up for sale. Carefully consider the following:

David Wright, the President and General Partner of Henry Partners, has served on the Board of Directors at two publicly-traded companies – Tab Products Co. and Del Global Technologies Corp. In both cases these businesses were either put up for sale or sold.

•	Tab Products – After his appointment to the Board, Mr. Wright chaired a committee to explore strategic alternatives and eventually orchestrated its sale approximately one year later.

•	Del Global Technologies – Henry Partners and another “activist” hedge fund together purchased over 18% of the stock and instigated a hostile proxy contest to take control of the Board. Shortly after winning the proxy contest, Del Global Technologies was put up for sale. One year later, Mr. Wright left the board just days before the company issued a press release stating Del Global Technologies was no longer for sale and shareholder interests would be better served if the company was not sold.

From the time Henry Partners publicly announced its intention to seek representation on the Board of Del Global Technologies on March 18th 2003, through the time of Mr. Wright’s resignation on March 1st, 2005, the Company lost approximately 4.4% of its market value.1

Jeffrey Haas, David Wright’s hand-picked nominee, is a law Professor with no public company experience.

Not only are we clearly opposed to these two nominees, we strongly object to Henry Partner’s methods of intimidation and aggressive proxy fight tactics, including its attempt to pressure a sale of Wegener by publicly stating: “Your failure to either change management or put the Company up for sale raises serious questions about your effectiveness as public company directors.”2 If Henry Partners gains a foothold on the Board, we expect years of disruption as Mr. Wright attempts to control or replace management and sell the business short of its true value potential.

REALIZE THE LONGER-TERM VALUE OF YOUR INVESTMENT!

These are important and exciting times for Wegener Corporation: with the industry’s conversion to digital technologies, we believe we are better positioned for growth than ever before.

Many of you have been patient, long-term investors in our company. With our recent investments in products targeted toward fast-growing markets, we can now focus on a promising future – a future in which we are strategically positioned for accelerated growth and enhanced value for ALL shareholders.

Your Board believes that Wegener Corporation has reached a significant turning point and has established strong performance momentum. We believe the best way to continue this momentum, and to enhance the value of your investment over the long-term, is to elect our Director nominees by voting the WHITE proxy card today. We strongly believe that Henry Partners will not serve the best long-term interests of shareholders. Indeed, its prior track record supports our belief that its interests are opportunistic and short-term.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR WHITE PROXY CARD TODAY!

Your vote is extremely important – no matter how many or few shares you own. To vote your shares, please sign, date and return the enclosed WHITE proxy card and mail it promptly in the postage-paid envelope provided. Remember, even if you have returned a green proxy card, you have every right to change your vote. Only your latest-dated proxy counts.

Thank you very much for your continued support.

Sincerely,

The Board of Directors of Wegener Corporation

[1]	Reference: EDGAR Online and Del Global Technologies 10Q SEC Filings 3-1-2003 and 3-17-2005

DGTC.PK stock at close on 3-18-2003: $3.00/share with 10,347,515 shares outstanding (basic and diluted);

DGTC.PK stock at close on 3-01-2005: $2.60/share with 11,416,000 shares outstanding (basic and diluted)

[2]	Reference: September 29, 2005 SEC 13D filing; Letter to the Wegener Board of Directors

Remember, if you hold your shares in a bank or brokerage firm,

you may be able to vote by telephone or Internet –

Please review the enclosed voting form to determine if these voting options are available to you.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor:

INNISFREE M&A INCORPORATED

TOLL-FREE at 1-888-750-5834

ALL WEGENER STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT FOR THE 2006 ANNUAL MEETING MAILED BY WEGENER CORPORATION AND OTHER ADDITIONAL PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. YOU MAY OBTAIN THESE PROXY MATERIALS FOR FREE AT THE SEC’S WEBSITE AT WWW.SEC.GOV. YOU MAY ALSO OBTAIN FOR FREE A COPY OF THE PROXY STATEMENT AND OTHER PROXY MATERIALS BY CONTACTING INNISFREE M&A INCORPORATED AT

1-888-750-5834.

WEGENER CORPORATION AND ITS BOARD OF DIRECTORS, INCLUDING WENDELL H. BAILEY, PHYLIS A. EAGLE-OLDSON, THOMAS G. ELLIOT, NED L. MOUNTAIN, JOE K. PARKS, ROBERT A. PLACEK AND C. TROY WOODBURY, JR., ARE PARTICIPANTS IN THIS SOLICITATION. INFORMATION REGARDING THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN THE SOLICITATION IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS OF WEGENER CORPORATION ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.

FOR IMMEDIATE RELEASE

WEGENER CORPORATION (NASDAQ:WGNR) RELEASES LETTER TO

SHAREHOLDERS URGING THEM TO VOTE FOR BOARD NOMINEES AT

JANUARY 31 ANNUAL MEETING

WEGENER NOMINEES BRING SIGNIFICANT BUSINESS CREDENTIALS

AND SEASONED LEADERSHIP TO COMPANY

COMPANY QUESTIONS HENRY PARTNERS’ TRUE MOTIVES

DULUTH, Ga, January 13, 2006…. Wegener Corporation (NASDAQ:WGNR) released the following letter to stockholders today regarding the upcoming Annual Meeting scheduled for January 31, 2006.

WEGENER CORPORATION

TECHNOLOGY PARK/JOHNS CREEK

11350 TECHNOLOGY CIRCLE

DULUTH, GEORGIA 30097

(770) 814-4000

FAX NO. (770) 623-9648

January 13, 2006

Dear Valued Stockholder:

We are writing to focus your attention on the upcoming annual meeting of Wegener Corporation, scheduled for January 31, 2006, at which your vote will determine the future of this Company.

Henry Partners, a dissident stockholder, is attempting to replace Robert Placek and Wendell Bailey – two highly qualified and seasoned industry leaders, with two individuals who have no first-hand knowledge of the Company’s strategy and operations, minimal public company experience, and little understanding of why we made the informed and critical investment decisions we have made for increasing long-term shareholder value.

In our opinion, Henry Partners is an opportunist hedge fund looking to gain Board representation in order to squeeze short-term profits that we believe will undermine and hinder the future potential and growth plans of Wegener.

Recent fundamental shifts in core video compression and satellite technology, coupled with new government regulations driving the television industry toward full-digital deployment by 2009, heighten the significance of having industry professionals with the demonstrated capability to guide our technical competitive edge. We invite you to critically compare the credentials of our highly experienced nominees to those of Mr. Wright, a hedge fund manager with no industry-relevant experience or operational expertise, and Jeffrey Haas, an academic with no public company experience.

HIGHLY QUALIFIED NOMINEES PROPOSED BY YOUR BOARD

ROBERT A. PLACEK. Mr. Placek is the Co-founder of Wegener and as Chairman, President and CEO he continues to be deeply involved in the management of the business.

As Wegener’s largest shareholder, owning approximately 15.7% of the outstanding shares, Mr. Placek has a vested interest in improving the long-term future value of Wegener. Mr. Placek is a well-recognized industry veteran with a career spanning more than 40 years.

Over his career, Mr. Placek has successfully predicted, managed and implemented industry changing technologies several times. Previous to founding Wegener he was an early visionary in the satellite arena and pioneered Scientific Atlanta’s satellite communications product line which propelled them into a market leader in the cable television adoption of satellite distribution.

WENDELL H. BAILEY. Mr. Bailey has served as a Director of the Company since 2003. Mr. Bailey is a well-respected industry expert on technology standards, acceptance and deployment. He has served as Vice Chairman of Planning for the FCC Advisory Committee on HDTV as well as a foremost member of its steering committee. Mr. Bailey is a substantial influence shaping the industry landscape relating to the products we manufacture and is of critical importance to Wegener in guiding our investment decisions in new technologies.

Mr. Bailey is currently the President of Strategic Technology International (STI), a multinational consulting organization where he consults to businesses on future technology trends and telecommunication strategies for television equipment manufacturers, satellite providers and VoIP equipment suppliers.

Prior to forming STI Mr. Bailey was Chief Technologist for broadband technology at NBC Television Network (1998-2003) and Vice President for Science and Technology at the National Cable Television Association (for 17 years prior to NBC). Mr. Bailey has served on the Boards of the Corning Telecommunications Group and the Society of Cable Television Engineers (SCTE) and has made numerous television appearances as a guest and recognized industry expert on the future direction of technology.

In an environment of fast-paced technological change, the ability to sustain a 26-year reputation for innovation is a true testament to strong leadership and vision. Our ability to generate future shareholder value can be directly linked to individuals like Mr. Placek and Mr. Bailey who contribute important industry insight for our investment decisions. A few years ago we made a critical decision to invest heavily in new technology platforms such as the iPump, HDTV, IPTV and MPEG-4/H.264 advanced video coding. And although the market acceptance rate has been slower than initially anticipated, our strategic investments are beginning to pay off. In fact, a large portion of our recent $9 million in new customer orders in the first quarter of fiscal 2006 is directly attributed to these recent investments.

In our opinion, Henry Partners’ nominees lack the qualifications necessary to improve long-term value at Wegener. In fact, we believe HENRY PARTNERS IS INTENT ON SELLING YOUR COMPANY.

IT’S THE WRONG MOVE AT THE WRONG TIME!

We believe Henry Partners is stereotypical of a new breed of corporate raiders whose basic motivation is to force the sale of businesses to generate quick, opportunistic returns at the expense of long-term investors. They have a track record of using aggressive tactics such as launching costly proxy contests to obtain membership on the Board of Directors, and then leveraging this position to press for the sale of the business. In fact, at each public company where Henry Partners has obtained Board representation, as a result of a proxy contest or otherwise, the company has been put up for sale. Carefully consider the following:

David Wright, the President and General Partner of Henry Partners, has served on the Board of Directors at two publicly-traded companies – Tab Products Co. and Del Global Technologies Corp. In both cases these businesses were either put up for sale or sold.

•	Tab Products – After his appointment to the Board, Mr. Wright chaired a committee to explore strategic alternatives and eventually orchestrated its sale approximately one year later.

•	Del Global Technologies – Henry Partners and another “activist” hedge fund together purchased over 18% of the stock and instigated a hostile proxy contest to take control of the Board. Shortly after winning the proxy contest, Del Global Technologies was put up for sale. One year later, Mr. Wright left the board just days before the company issued a press release stating Del Global Technologies was no longer for sale and shareholder interests would be better served if the company was not sold.

From the time Henry Partners publicly announced its intention to seek representation on the Board of Del Global Technologies on March 18th 2003, through the time of Mr. Wright’s resignation on March 1st, 2005, the Company lost approximately 4.4% of its market value.1

Jeffrey Haas, David Wright’s hand-picked nominee, is a law Professor with no public company experience.

Not only are we clearly opposed to these two nominees, we strongly object to Henry Partner’s methods of intimidation and aggressive proxy fight tactics, including its attempt to pressure a sale of Wegener by publicly stating: “Your failure to either change management or put the Company up for sale raises serious questions about your effectiveness as public company directors.”2 If Henry Partners gains a foothold on the Board, we expect years of disruption as Mr. Wright attempts to control or replace management and sell the business short of its true value potential.

REALIZE THE LONGER-TERM VALUE OF YOUR INVESTMENT!

These are important and exciting times for Wegener Corporation: with the industry’s conversion to digital technologies, we believe we are better positioned for growth than ever before.

Many of you have been patient, long-term investors in our company. With our recent investments in products targeted toward fast-growing markets, we can now focus on a promising future – a future in which we are strategically positioned for accelerated growth and enhanced value for ALL shareholders.

Your Board believes that Wegener Corporation has reached a significant turning point and has established strong performance momentum. We believe the best way to continue this momentum, and to enhance the value of your investment over the long-term, is to elect our Director nominees by voting the WHITE proxy card today. We strongly believe that Henry Partners will not serve the best long-term interests of shareholders. Indeed, its prior track record supports our belief that its interests are opportunistic and short-term.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR WHITE PROXY CARD TODAY!

1 Reference: EDGAR Online and Del Global Technologies 10Q SEC Filings 3-1-2003 and 3-17-2005

DGTC.PK stock at close on 3-18-2003: $3.00/share with 10,347,515 shares outstanding (basic and diluted);

2 Reference: September 29, 2005 SEC 13D filing; Letter to the Wegener Board of Directors

DGTC.PK stock at close on 3-01-2005: $2.60/share with 11,416,000 shares outstanding (basic and diluted)

Your vote is extremely important – no matter how many or few shares you own. To vote your shares, please sign, date and return the enclosed WHITE proxy card and mail it promptly in the postage-paid envelope provided. Remember, even if you have returned a green proxy card, you have every right to change your vote. Only your latest-dated proxy counts.

Thank you very much for your continued support.

Sincerely,

The Board of Directors of Wegener Corporation

Remember, if you hold your shares in a bank or brokerage firm,

you may be able to vote by telephone or Internet –

Please review the enclosed voting form to determine if these voting options are available to you.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor:

INNISFREE M&A INCORPORATED

TOLL-FREE at 1-888-750-5834

ALL WEGENER STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT FOR THE 2006 ANNUAL MEETING MAILED BY WEGENER CORPORATION AND OTHER ADDITIONAL PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. YOU MAY OBTAIN THESE PROXY MATERIALS FOR FREE AT THE SEC’S WEBSITE AT WWW.SEC.GOV. YOU MAY ALSO OBTAIN FOR FREE A COPY OF THE PROXY STATEMENT AND OTHER PROXY MATERIALS BY CONTACTING INNISFREE M&A INCORPORATED AT 1-888-750-5834.

WEGENER CORPORATION AND ITS BOARD OF DIRECTORS, INCLUDING WENDELL H. BAILEY, PHYLIS A. EAGLE-OLDSON, THOMAS G. ELLIOT, NED L. MOUNTAIN, JOE K. PARKS, ROBERT A. PLACEK AND C. TROY WOODBURY, JR., ARE PARTICIPANTS IN THIS SOLICITATION. INFORMATION REGARDING THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN THE SOLICITATION IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS OF WEGENER CORPORATION ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONTACT: C. Troy Woodbury, Jr. – Treasurer and Chief Financial Officer

Wegener Corporation

(770) 814-4000

Fax No. (770) 623-9648